Consent of Independent Registered Public Accounting Firm

The Boards of Directors/Trustees and Shareholders

Legg Mason Partners Variable Portfolios IV

(formerly Smith Barney Multiple Discipline Trust)

and

Legg Mason Partners Variable Portfolios II

(formerly Greenwich Street Series Fund)

and

Legg Mason Partners Variable Portfolios I, Inc.

(formerly Salomon Brothers Variable Series Funds Inc)

We consent to the use of our reports dated February 22, 2006 for each of the funds listed below, incorporated herein by reference as of December 31, 2005, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

Registrant (and Fund) Name

Legg Mason Partners Variable Portfolios IV

(Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value, formerly Multiple Discipline Portfolio — Balanced All Cap Growth & Value)

Legg Mason Partners Variable Portfolios II

(Legg Mason Partners Variable Capital and Income Portfolio, formerly Greenwich Street Series Fund — Capital and Income Portfolio)

Legg Mason Partners Variable Portfolios I, Inc.

(Legg Mason Partners Variable Total Return Portfolio, formerly Salomon Brothers Variable Total Return Fund)

KPMG LLP

New York, New York

July 19, 2006